Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Ancel Martinez
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com

LEVI STRAUSS & CO. REPORTS FIRST-QUARTER 2022 FINANCIAL RESULTS, EXCEEDING EXPECTATIONS
REPORTED NET REVENUES OF $1.6 BILLION UP 22% VERSUS Q1 2021
OPERATING MARGIN WAS 14.7%; ADJUSTED EBIT MARGIN WAS 14.9% VERSUS 13.3% IN Q1 2021
DILUTED EPS WAS $0.48; ADJUSTED DILUTED EPS WAS $0.46 UP 35% VERSUS Q1 2021
COMPANY REAFFIRMS ANNUAL GUIDANCE

SAN FRANCISCO (April 6, 2022) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the first quarter ended February 27, 2022.
"We started the year with strong consumer demand and solid momentum across geographies, channels and categories," said Chip Bergh, president and chief executive officer of Levi Strauss & Co. "Our teams’ disciplined execution of our strategic priorities enabled us to deliver strong top and bottom-line growth as we capitalize on structural tailwinds and successfully manage a dynamic operating environment. The strength of our brands and strategy position us to deliver sustainable growth well into the future."
Financial Highlights for the First Quarter
•Reported net revenues of $1.6 billion up 22%, and 26% on a constant-currency basis, versus Q1 2021 driven by strong growth across all geographical segments
◦Global Direct-to-Consumer reported net revenues up 35% versus Q1 2021; reflecting a 48% increase in company-operated stores and a 10% increase in e-commerce
◦Global Wholesale reported net revenues up 15% versus Q1 2021
◦Net revenues through all digital channels grew 16% and represented approximately 25% of total first quarter net revenues
◦Supply chain constraints impacted net revenues by approximately $60 million
•Gross margin was 59.3%; Adjusted gross margin was 59.4%, up 170 basis points from Q1 2021
•Operating margin was 14.7%; Adjusted EBIT margin of 14.9%, up from 13.3% in Q1 2021
•Net income was $196 million; Adjusted net income was $189 million up from $140 million in Q1 2021
•The effective income tax rate was 20.4% compared to 7.9% in Q1 2021
•Diluted EPS was $0.48; Adjusted diluted EPS was $0.46, up from $0.34 in Q1 2021
"We achieved excellent financial results in the first quarter, driving strong double-digit revenue growth and record gross margin enabling us to deliver adjusted EBIT margin of 14.9 percent," said Harmit Singh, chief financial officer of Levi Strauss & Co. "The ongoing consumer demand across our portfolio of brands and our proven ability to deliver profitable growth give us the confidence to reaffirm our full-year outlook despite the incremental headwinds from ongoing macro challenges."

Highlights include:

	Three Months Ended		Increase As Reported
($ millions, except per-share amounts)	February 27, 2022	February 28, 2021
Net revenues	$1,592	$1,306	22%
Net income	$196	$143	37%
Adjusted net income	$189	$140	35%
Adjusted EBIT	$238	$174	37%
Diluted earnings per share(1)	$0.48	$0.35	13¢
Adjusted diluted earnings per share(1)	$0.46	$0.34	12¢
(1) Note: per share increase compared to prior year displayed in cents

First-Quarter 2022 Details:
•Net revenues of $1.6 billion increased 22% on a reported basis, and 26% on a constant-currency basis excluding $38 million in unfavorable currency impacts.
–DTC net revenues increased 35%, driven by both company-operated stores and e-commerce. As a percentage of first quarter company net revenues, sales from DTC stores and e-commerce comprised 30% and 9%, respectively, for a total of 39%.
–Wholesale net revenues increased 15% reflecting strong demand for the Levi's® brand globally.
–The company’s global digital net revenues grew approximately 16% compared to the same period in the prior year and comprised approximately 25% of first quarter fiscal 2022 net revenues.
•Gross profit was $944 million, as compared to $760 million in the same quarter in the prior year. Gross margin was 59.3% of net revenues, up from 58.2% in the same quarter of the prior year. Adjusted gross margin, which excludes COVID-19 and acquisition-related charges, was 59.4%, an increase of 170 basis points compared to the same period in the prior year. The increase in gross margin reflects a higher proportion of sales in our DTC channel, lower promotions, higher share of full price sales and price increases, partially offset by higher product costs.
•Selling, general and administrative (SG&A) expenses were $709 million compared to $583 million in the same quarter in the prior year. Adjusted SG&A in the first quarter of fiscal 2022 was $708 million compared to $579 million in the same quarter in the prior year. As a percentage of net revenues, adjusted SG&A was 44.5%, approximately 20 basis points higher than the prior year period, reflecting higher investments in advertising and promotion and higher distribution expenses, partially offset by leverage in selling expenses.
•Operating income of $234 million compared to $177 million in the same quarter in the prior year. Adjusted EBIT of $238 million compared to $174 million in the same quarter of the prior year. The increases were primarily due to higher net revenues and gross margin partially offset with higher SG&A expenses in the current year.
•Net income was $196 million compared to $143 million in the same quarter of the prior year and Adjusted net income was $189 million compared to $140 million in the same quarter of the prior year. The company recognized lower interest expense offset with higher income taxes. Additionally, the company recognized a COVID-19 government subsidy gain within net income in the current year.
•The effective income tax rate was 20.4% for the first quarter, compared to 7.9% for the same prior-year period. The increase in the effective tax rate was primarily driven by lower tax benefit from the foreign derived intangible income deduction and stock-based compensation equity awards in the quarter as compared to the same prior-year period.
•Adjusted diluted earnings per share increased to $0.46 as compared to $0.34 for the same prior-year period.

Additional information regarding Adjusted gross margin, Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, as well as amounts presented on a constant-currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.
First-Quarter Segment Overview
Reported net revenues and operating income for the quarter are set forth in the table below:

	Net Revenues			Operating Income(1)
	Three Months Ended		% Increase	Three Months Ended		% Increase
($ millions)	February 27, 2022	February 28, 2021		February 27, 2022	February 28, 2021
Americas	$766	$606	26%	$178	$129	38%
Europe	$469	$417	13%	$137	$111	24%
Asia	$258	$233	11%	$44	$29	49%
Other Brands	$98	$50	96%	$10	$1	*
(1) Segment operating income is equal to segment Adjusted EBIT.
* Not meaningful
•In the Americas, net revenues grew 26% on a reported basis and 27% on a constant-currency basis, driven by growth across both our DTC and wholesale channels. DTC net revenues increased 31% due to strength in company-operated stores as consumers returned to in-person shopping. Wholesale net revenues grew 24%, driven by strong performance across brands, particularly the Levi’s® brand. Net revenues through all digital channels grew 24% and represented 24% of the segment's sales in the quarter.
Operating income for the segment increased due to higher net revenues and gross margins.
•In Europe, net revenues grew 13% on a reported basis and 21% on a constant-currency basis. DTC net revenues increased 46%, driven by strength in company-operated stores as the severity of the pandemic lessened, allowing consumers to return to our stores. Wholesale net revenues decreased 4% on a reported basis while increasing 3% on a constant-currency basis. Net revenues through all digital channels declined 8% following an 84% increase in the same period last year and represented 29% of the segment's sales in the quarter.
Operating income for the segment increased due to higher net revenue and gross margins, partially offset by higher SG&A expenses as a percentage of net revenues.
•In Asia, net revenues increased 11% on a reported basis and 14% on a constant-currency basis. The increase in net revenues was driven by both our DTC and wholesale channels and most markets, despite a few markets continuing to experience COVID-related impacts. DTC net revenues increased 17% driven by strong performance in our company-operated stores, as well as e-commerce, which was up 22%. Wholesale net revenues increased 5% driven by strength of the Levi’s® brand across several markets. Net revenues through all digital channels grew 17% and represented 14% of the segment's sales in the quarter.
Operating income for the region increased due to higher net revenue, gross margin, and lower SG&A expenses as a percentage of net revenues.
•For Other Brands, Dockers® and Beyond Yoga® combined, net revenues and operating income increased, reflecting growth across channels for the Dockers® brand, and the acquisition of Beyond Yoga®, which had net revenues of approximately $26 million.

Cash Flow and Balance Sheet
•Cash and cash equivalents at the end of the first quarter of fiscal 2022 of $678 million and short-term investments of $99 million were complemented by $837 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $1.6 billion.
•Net debt at the end of the first quarter of fiscal 2022 was $248 million. The company’s leverage ratio was 1.1 at the end of the first quarter of fiscal 2022, as compared to 6.8 at the end of the first quarter of fiscal 2021.
•Cash from operations for the first three months of fiscal 2022 increased to $86 million as compared to $69 million for the first three months of fiscal 2021. The increase in cash provided by operating activities was primarily driven by higher collections of trade receivables, partially offset by higher spending on inventory and SG&A expenses, reflective of the increase in sales in comparison to the same period in prior year.
•Adjusted free cash flow for the first three months of fiscal 2022 was negative $124 million, a decrease of $115 million compared to the first three months of fiscal 2021, primarily reflecting higher repurchases of common stock, higher capital expenditures, and higher dividends, partially offset by higher cash from operations.
•Total inventories increased 20% compared to the end of the corresponding prior-year period as the company builds core inventory through the first half of the year to mitigate supply chain risk and capture consumer demand.
•The company declared a dividend of $0.10 per share totaling approximately $40 million, payable in cash on or after May 24, 2022 to the holders of record of Class A common stock and Class B common stock at the close of business on May 6, 2022.
•During the three months ended February 27, 2022, 3 million shares were repurchased. Subsequent to quarter end, the Company completed its $200 million share repurchase program by repurchasing an additional 2 million shares for $40 million.
Additional information regarding net debt, leverage ratio, and Adjusted free cash flow, all of which are non-GAAP financial measures, is provided at the end of this press release.
Guidance
The company reaffirms expectations for fiscal 2022 and are as follows:
•Net revenues growth of 11% to 13% compared to FY 2021, between $6.4 billion and $6.5 billion.
•Adjusted diluted EPS of $1.50-to-$1.56.
The company plans to share additional details during its investor conference call. The company's outlook assumes no significant worsening of the COVID-19 pandemic, inflationary pressures or dramatic incremental closure of global economies.
Investor Conference Call
The company’s first-quarter 2022 investor conference call will be available through a live audio webcast at https://edge.media-server.com/mmc/p/y4c6jge4 on April 6, 2022, at 2 p.m. Pacific Time / 5 p.m. Eastern Time or via the following phone numbers: +1.833.693.0541 in the United States and Canada or +1.661.407.1582 internationally; I.D. No. 7585107. A replay is available the same date on http://investors.levistrauss.com and will be archived for one quarter. A telephone replay is also available through April 13, 2022, via the following phone numbers: +1.855.859.2056 in the United States and Canada or +1.404.537.3406 internationally; I.D. No. 7585107. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non- GAAP measures referenced on the investor conference call.

About Levi Strauss & Co.
Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, Denizen® and Beyond Yoga® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,100 brand-dedicated stores and shop-in-shops. Levi Strauss & Co.'s reported 2021 net revenues were $5.8 billion. For more information, go to http://levistrauss.com, and for company news and announcements go to http://investors.levistrauss.com.
Forward Looking Statements
This press release and related conference call contains, in addition to historical information, forward-looking statements, including statements related to: the continued impact of the COVID-19 pandemic on the company’s business; emerging from the pandemic as a stronger company; future financial results, including revenues, adjusted EBIT margins, return on invested capital levels, adjusted gross margins, adjusted SG&A, tax rate, and adjusted diluted EPS; capital expenditures; pricing initiatives; new store openings; inflationary pressures; global economic conditions; investments in high growth initiatives; future dividend payments; and efforts to diversify product categories and distribution channels, and the related revenue projections. The company has based these forward-looking statements on its current assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal year 2021 and its Quarterly Report on Form 10-Q for the quarter ended February 27, 2022, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), constant-currency net revenues, net debt, leverage ratio, Adjusted free cash flow and return on invested capital to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income

(both reported and on a constant-currency basis), Adjusted net income margin (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), constant-currency net revenues, net debt, leverage ratio, and Adjusted free cash flow, and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures.
Constant-currency
The company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily include the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency. Additionally, gross margin is impacted by gains and losses related to the procurement of inventory, primarily products sourced in EUR and USD, by the company's global sourcing organization on behalf of its foreign subsidiaries.
Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	February 27, 2022	November 28, 2021

	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$678,306	$810,266
Short-term investments in marketable securities	98,843	91,550
Trade receivables, net	648,233	707,625
Inventories	1,006,180	897,950
Other current assets	181,468	202,510
Total current assets	2,613,030	2,709,901
Property, plant and equipment, net	491,831	502,562
Goodwill	377,577	386,880
Other intangible assets, net	290,270	291,332
Deferred tax assets, net	553,160	573,114
Operating lease right-of-use assets, net	1,085,780	1,103,705
Other non-current assets	340,103	332,575
Total assets	$5,751,751	$5,900,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	562,972	524,838
Accrued salaries, wages and employee benefits	188,829	274,700
Accrued sales returns and allowances	192,464	209,364
Short-term operating lease liabilities	243,323	245,369
Other accrued liabilities	498,453	615,347
Total current liabilities	1,686,041	1,869,618
Long-term debt	1,020,499	1,020,700
Postretirement medical benefits	49,117	51,439
Pension liabilities	154,127	155,218
Long-term employee related benefits	110,759	108,544
Long-term operating lease liabilities	953,626	969,482
Other long-term liabilities	53,993	59,407
Total liabilities	4,028,162	4,234,408

Commitments and contingencies

Stockholders’ Equity:
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized, 98,906,606 shares and 97,567,627 shares issued and outstanding as of February 27, 2022 and November 28, 2021, respectively; and 422,000,000 Class B shares authorized, 299,610,904 shares and 302,209,813 shares issued and outstanding, as of February 27, 2022 and November 28, 2021, respectively	399	400
Additional paid-in capital	575,310	584,774
Accumulated other comprehensive loss	(411,374)	(394,387)
Retained earnings	1,559,254	1,474,874
Total stockholders’ equity	1,723,589	1,665,661
Total liabilities and stockholders’ equity	$5,751,751	$5,900,069

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2022 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	February 27, 2022	February 28, 2021

	(Dollars in thousands, except per share amounts) (Unaudited)
Net revenues	$1,591,562	$1,305,602
Cost of goods sold	647,954	545,573
Gross profit	943,608	760,029
Selling, general and administrative expenses	709,376	582,906
Operating income	234,232	177,123
Interest expense	(4,248)	(23,310)
Other income, net	15,897	858
Income before income taxes	245,881	154,671
Income tax expense	50,038	12,167
Net income	$195,843	$142,504
Earnings per common share attributable to common stockholders:
Basic	$0.49	$0.36
Diluted	$0.48	$0.35
Weighted-average common shares outstanding:
Basic	399,445,106	399,541,735
Diluted	407,017,092	411,872,771

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2022 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended
	February 27, 2022	February 28, 2021

	(Dollars in thousands) (Unaudited)
Net income	$195,843	$142,504
Other comprehensive loss, before related income taxes:
Pension and postretirement benefits	2,185	2,938
Derivative instruments	(4,168)	(17,315)
Foreign currency translation (losses) gains	(11,089)	10,941
Unrealized (losses) gains on marketable securities	(5,994)	401
Total other comprehensive loss, before related income taxes	(19,066)	(3,035)
Income tax expense related to items of other comprehensive loss	2,079	1,203
Comprehensive income, net of income taxes	$178,856	$140,672

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2022 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Three Months Ended February 27, 2022
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at November 28, 2021	$400	$584,774	$1,474,874	$(394,387)	$1,665,661
Net income	—	—	195,843	—	195,843
Other comprehensive loss, net of tax	—	—	—	(16,987)	(16,987)
Stock-based compensation and dividends, net	2	14,088	—	—	14,090
Employee stock purchase plan	—	2,273	—	—	2,273
Repurchase of common stock	(3)	—	(71,599)	—	(71,602)
Tax withholdings on equity awards	—	(25,825)	—	—	(25,825)
Cash dividends declared ($0.10 per share)	—	—	(39,864)	—	(39,864)
Balance at February 27, 2022	$399	$575,310	$1,559,254	$(411,374)	$1,723,589

	Three Months Ended February 28, 2021
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at November 29, 2020	$398	$626,243	$1,114,280	$(441,446)	$1,299,475
Net Income	—	—	142,504	—	142,504
Other comprehensive loss, net of tax	—	—	—	(1,830)	(1,830)
Stock-based compensation and dividends, net	2	6,714	—	—	6,716
Employee stock purchase plan	—	1,929	—	—	1,929
Tax withholdings on equity awards	—	(25,818)	—	—	(25,818)
Cash dividends declared ($0.04 per share)	—	—	(15,992)	—	(15,992)
Balance at February 28, 2021	$400	$609,068	$1,240,792	$(443,276)	$1,406,984

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2022 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	February 27, 2022	February 28, 2021

	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$195,843	$142,504
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,933	35,469
Stock-based compensation	14,089	6,716
Provision for (benefit from) deferred income taxes	19,032	(18,786)
Other, net	172	6,725
Net change in operating assets and liabilities	(181,934)	(103,148)
Net cash provided by operating activities	86,135	69,480
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(73,591)	(36,986)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	3,093	78
Payments to acquire short-term investments	(27,983)	(30,915)
Proceeds from sale, maturity and collection of short-term investments	20,277	32,930
Net cash used for investing activities	(78,204)	(34,893)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt, net of issuance costs	—	489,886
Other short-term borrowings, net	(1,363)	(9,622)
Repurchase of common stock	(74,191)	—
Tax withholdings on equity awards	(25,825)	(25,818)
Dividend to stockholders	(39,864)	(15,992)
Other financing activities, net	1,814	1,214
Net cash (used for) provided by financing activities	(139,429)	439,668
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(443)	2,191
Net (decrease) increase in cash and cash equivalents and restricted cash	(131,941)	476,446
Beginning cash and cash equivalents, and restricted cash	810,580	1,497,648
Ending cash and cash equivalents, and restricted cash	678,639	1,974,094
Less: Ending restricted cash	(333)	(492)
Ending cash and cash equivalents	$678,306	$1,973,602

Noncash Investing and Financing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$25,717	$19,201
Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$712	$846
Cash paid for income taxes during the period, net of refunds	6,499	9,991

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2022 are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FIRST QUARTER OF 2022
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call held on April 6, 2022, discussing the company’s financial condition and results of operations as of and for the quarter ended February 27, 2022. Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, net debt, Adjusted free cash flow, constant-currency net revenues, constant-currency Adjusted EBIT and leverage ratio are not financial measures prepared in accordance with GAAP. As used in this press release: (1) Adjusted gross profit, represents gross profit excluding COVID-19 related inventory costs and acquisition related charges and Adjusted gross margin, represents Adjusted gross profit as a percentage of net revenues; (2) Adjusted SG&A represents SG&A less charges related to changes in fair value on cash-settled stock-based compensation, COVID-19 related charges, acquisition and integration related charges, and restructuring and restructuring related charges, severance and other, net; (3) Adjusted EBIT represents net income (loss) excluding income tax expense (benefit), interest expense, other (income) expense, net, loss on early extinguishment of debt, impact of changes in fair value on cash-settled stock-based compensation, COVID-19 related inventory costs and other charges, acquisition and integration related charges, and restructuring and restructuring related charges, severance and other, net, and Adjusted EBIT margin as Adjusted EBIT as a percentage of net revenues; (4) Adjusted EBITDA represents Adjusted EBIT excluding depreciation and amortization expense; (5) Adjusted net income represents net income (loss) excluding charges related to the impact of changes in fair value on cash-settled stock-based compensation, loss on early extinguishment of debt, COVID-19 related inventory costs and other charges, net with a COVID-19 government subsidy gain, acquisition and integration related charges, and restructuring and restructuring related charges, severance and other, net, pension settlement losses and tax impact of adjustments and Adjusted net income margin as Adjusted net income as a percentage of net revenues; (6) Adjusted diluted earnings per share represents Adjusted net income per weighted-average number of diluted common shares; (7) net debt represents total debt, excluding finance leases, less cash and cash equivalents and short-term investments in marketable securities; (8) leverage ratio represents total debt, excluding finance leases, divided by the last twelve months of Adjusted EBITDA; (9) Adjusted free cash flow represents cash from operating activities less purchases of property, plant and equipment, plus proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, less repurchase of common stock, tax withholdings on equity award exercises, and cash dividends to stockholders; (10) return on invested capital represents the trailing four quarters of earnings before interest and after taxes (Adjusted net income plus interest expense and income tax expense less an income tax adjustment) divided by the average trailing five quarters of total invested capital (total debt plus shareholders' equity less cash and short-term investments); (11) constant-currency net revenues represents net revenues without the impact of foreign currency exchange rate fluctuations; (12) constant-currency Adjusted EBIT represents Adjusted EBIT without the impact of foreign currency exchange rate fluctuations; (13) constant-currency Adjusted net income represents Adjusted net income without the impact of foreign currency exchange rate fluctuations; and (14) constant-currency Adjusted diluted earnings per share represents Adjusted diluted earnings per share without the impact of foreign currency exchange rate fluctuations.

Adjusted Gross Profit:

	Three Months Ended
	February 27, 2022	February 28, 2021

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Gross profit	$943.6	$760.0

Non-GAAP measure:
Gross profit	$943.6	$760.0
COVID-19 related inventory costs(1)	—	(7.2)
Acquisition related charges(2)	2.0	—
Adjusted gross profit	$945.6	$752.8
Adjusted gross margin	59.4%	57.7%
_____________
(1)For the three-month period ended February 28, 2021, COVID-19 related inventory charges includes $7.2 million in reductions in COVID-19 related inventory charges, primarily due to reductions in our estimate of adverse fabric purchase commitments, initially recorded in the second quarter of 2020.
(2)Acquisition related charges include the inventory markup above historical carrying value associated with the Beyond Yoga acquisition.

Adjusted SG&A:

	Three Months Ended
	February 27, 2022	February 28, 2021

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Selling, general and administrative expenses	$709.4	$582.9

Non-GAAP measure:
Selling, general and administrative expenses	$709.4	$582.9
Impact of changes in fair value on cash-settled stock-based compensation	(0.6)	(0.9)
COVID-19 related charges(1)	—	(3.1)
Acquisition and integration related charges	(2.1)	—
Restructuring and restructuring related charges, severance and other, net(2)	1.0	(0.1)
Adjusted SG&A	$707.7	$578.8
_____________
(1)For the three-month period ended February 28, 2021, the $3.1 million in COVID-19 related charges is related to impairment of certain operating lease right-of-use assets and property and equipment related to certain retail locations, resulting from lower revenue and future cash flow projections from the ongoing effects of the COVID-19 pandemic.
(2)Other charges included in restructuring and restructuring related charges, severance and other, net include transaction and deal related costs.

Adjusted EBIT and Adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	February 27, 2022	February 28, 2021	February 27, 2022	February 28, 2021

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income (loss)	$195.8	$142.5	$606.8	$(137.3)

Non-GAAP measure:
Net income (loss)	$195.8	$142.5	$606.8	$(137.3)
Income tax expense (benefit)	50.1	12.2	64.6	(62.5)
Interest expense	4.2	23.3	53.8	88.8
Other (income) expense, net	(15.9)	(0.9)	(18.4)	24.2
Loss on early extinguishment of debt	—	—	36.5	—
Impact of changes in fair value on cash-settled stock-based compensation(1)	0.6	0.9	3.9	3.1
COVID-19 related inventory costs and other charges(2)	—	(4.1)	(5.6)	155.5
Acquisition and integration related charges(3)	4.1	—	11.8	—
Restructuring and restructuring related charges, severance and other, net(4)	(1.0)	0.1	23.4	94.0
Adjusted EBIT	$237.9	$174.0	$776.8	$165.8
Depreciation and amortization(5)	37.8	35.2	144.6	137.1
Adjusted EBITDA	$275.7	$209.2	$921.4	$302.9
Adjusted EBIT margin	14.9%	13.3%
_____________
(1)Includes the impact of changes in fair value of Class B common stock following the grant date on awards that were granted as cash-settled and subsequently replaced with stock-settled awards concurrent with the IPO.
(2)For the three-month period ended February 28, 2021, the net reduction of $4.1 million in COVID-19 related inventory costs and other charges recognized mainly represents reductions in COVID-19 related inventory charges, as a result of reductions in our estimate of adverse fabric purchase commitments, the recoveries of receivables previously estimated to be not collectible, offset by incremental impairment costs in response to the global pandemic.
(3)Acquisition and integration related charges includes the inventory markup above historical carrying value as well as SG&A expenses associated with the Beyond Yoga acquisition.
(4)Other charges included in restructuring and restructuring related charges, severance and other, net include transaction and deal related costs.
(5)Depreciation and amortization amount net of amortization included in Restructuring and restructuring related charges, severance and other, net.

Adjusted Net Income and Adjusted Diluted Earnings per Share:

	Three Months Ended		Twelve Months Ended
	February 27, 2022	February 28, 2021	February 27, 2022	February 28, 2021

	(Dollars in millions, except per share amounts)
	(Unaudited)
Most comparable GAAP measure:
Net income (loss)	$195.8	$142.5	$606.8	$(137.3)

Non-GAAP measure:
Net income (loss)	$195.8	$142.5	$606.8	$(137.3)
Impact of changes in fair value on cash-settled stock-based compensation(1)	0.6	0.9	3.9	3.1
Loss on early extinguishment of debt	—	0.2	36.5	—
COVID-19 related inventory costs and other charges, net(2)	(12.5)	(4.1)	(18.2)	155.5
Acquisition and integration related costs(3)	4.1	—	11.8	—
Restructuring and restructuring related charges, severance and other, net(4)	(1.0)	0.1	23.4	94.0
Pension settlement losses	—	—	—	14.7
Tax impact of adjustments	2.2	0.7	(14.4)	(68.5)
Adjusted net income	$189.2	$140.3	$649.8	$61.5

Adjusted net income margin	11.9%	10.7%
Adjusted diluted earnings per share	$0.46	$0.34
_____________
(1)Includes the impact of changes in fair value of Class B common stock following the grant date on awards that were granted as cash-settled and subsequently replaced with stock-settled awards concurrent with the IPO.
(2)For the three-month period ended February 27, 2022, the net reduction of $12.5 million reflects a payment received from the German government as reimbursement for COVID-19 losses incurred in prior years.
For the three-month period ended February 28, 2021, the net reduction of $4.1 million in COVID-19 related inventory costs and other charges recognized mainly represents reductions in COVID-19 related inventory charges, as a result of reductions in our estimate of adverse fabric purchase commitments, the recoveries of receivables previously estimated to be not collectible, offset by incremental impairment costs in response to the global pandemic.
(3)Acquisition and integration related charges includes the inventory markup above historical carrying value as well as SG&A expenses associated with the Beyond Yoga acquisition.
(4)Other charges included in restructuring and restructuring related charges, severance and other, net include transaction and deal related costs.

Net Debt and Leverage Ratio:

	February 27, 2022	November 28, 2021

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Total debt, excluding finance leases	$1,024.7	$1,026.6

Non-GAAP measure:
Total debt, excluding finance leases	$1,024.7	$1,026.6
Cash and cash equivalents	(678.3)	(810.3)
Short-term investments in marketable securities	(98.8)	(91.5)
Net debt	$247.6	$124.8

	February 27, 2022	February 28, 2021

	(Dollars in millions)
	(Unaudited)
Total debt, excluding finance leases	$1,024.7	$2,060.0
Last Twelve Months Adjusted EBITDA(1)	$921.4	$302.9
Leverage ratio	1.1	6.8
_____________
(1)Last Twelve Months Adjusted EBITDA is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.

Adjusted Free Cash Flow:

	Three Months Ended
	February 27, 2022	February 28, 2021

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$86.1	$69.5
Net cash used for investing activities	(78.2)	(34.9)
Net cash (used for) provided by financing activities	(139.4)	439.7

Non-GAAP measure:
Net cash provided by operating activities	$86.1	$69.5
Purchases of property, plant and equipment	(73.6)	(37.0)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	3.1	0.1
Repurchase of common stock	(74.2)	—
Tax withholdings on equity awards	(25.8)	(25.8)
Dividend to stockholders	(39.9)	(16.0)
Adjusted free cash flow	$(124.3)	$(9.2)

Return on Invested Capital:
We define Return on invested capital ("ROIC") as the trailing four quarters of Adjusted net income before interest and after taxes divided by the average trailing five quarters of total invested capital. We define earnings before interest and after taxes as Adjusted net income plus interest expense and income tax expense less an income tax adjustment. We define total invested capital as total debt plus shareholders' equity less cash and short-term investments. We believe ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.
Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric Adjusted net income. Although ROIC is a standard financial metric, numerous methods exist for calculating a company's ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP.
The table below sets forth the calculation of ROIC for each of the periods presented.

	Trailing Four Quarters
	February 27, 2022	February 28, 2021

	(Dollars in millions)
Net income (loss)	$606.8	$(137.3)

Numerator
Adjusted net income(1)	$649.8	$61.5
Interest expense	53.8	88.8
Income tax expense	64.6	(62.6)
Adjusted net income before interest and taxes	768.2	87.7
Income tax adjustment(2)	(70.1)	(21.9)
Adjusted net income before interest and after taxes	$698.1	$65.8
_____________
(1)    Adjusted net income is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted Net Income table for more information.
(2) Tax impact calculated using the trailing four quarters effective tax rate, excluding discrete costs and benefits.

	Average Trailing Five Quarters
	February 27, 2022	February 28, 2021

	(Dollars in millions)
Denominator
Total debt	$2,498.0	$2,681.8
Shareholders' equity	1,568.0	1,331.6
Cash and Short-term investments	(1,307.5)	(1,513.7)
Total invested Capital	$2,758.5	$2,499.7

Net income (loss) to Total invested capital	22.0%	(5.5)%
Return on Invested Capital	25.3%	2.6%

Constant-Currency:
We calculate constant-currency amounts by translating local currency amounts in the comparison period at actual foreign exchange rates for the current period.
The table below sets forth the calculation of net revenues for each of our operating segments on a constant-currency basis for the prior-year comparison period applicable to the three-month period ended February 27, 2022:

	Three Months Ended
	February 27, 2022	February 28, 2021	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues
As reported	$1,591.6	$1,305.6	21.9%
Impact of foreign currency exchange rates	—	(38.2)	*
Constant-currency net revenues	$1,591.6	$1,267.4	25.6%

Americas
As reported	$765.9	$606.1	26.4%
Impact of foreign currency exchange rates	—	(2.4)	*
Constant-currency net revenues - Americas	$765.9	$603.7	26.9%

Europe
As reported	$469.4	$416.7	12.6%
Impact of foreign currency exchange rates	—	(27.9)	*
Constant-currency net revenues - Europe	$469.4	$388.8	20.7%

Asia
As reported	$258.4	$232.9	10.9%
Impact of foreign currency exchange rates	—	(5.7)	*
Constant-currency net revenues - Asia	$258.4	$227.2	13.8%

Other Brands
As reported	$97.9	$49.9	96.2%
Impact of foreign currency exchange rates	—	(2.2)	*
Constant-currency net revenues - Other Brands	$97.9	$47.7	105.5%
___________
* Not meaningful

Constant-Currency Adjusted EBIT:

	Three Months Ended
	February 27, 2022	February 28, 2021	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Adjusted EBIT(1)	$237.9	$174.0	36.7%
Impact of foreign currency exchange rates	—	(9.7)	*
Constant-currency Adjusted EBIT	$237.9	$164.3	44.8%
Constant-currency Adjusted EBIT margin(2)	14.9%	13.0%
_____________
(1)Adjusted EBIT is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful

Constant-Currency Adjusted Net Income and Adjusted Diluted Earnings per Share:

	Three Months Ended
	February 27, 2022	February 28, 2021	% Increase (Decrease)

	(Dollars in millions, except per share amounts)
	(Unaudited)
Adjusted net income (1)	$189.2	$140.3	34.9%
Impact of foreign currency exchange rates	—	(8.1)	*
Constant-currency Adjusted net income	$189.2	$132.2	43.1%
Constant-currency Adjusted net income margin(2)	11.9%	10.4%

Adjusted diluted earnings per share	$0.46	$0.34	35.3%
Impact of foreign currency exchange rates	—	(0.02)	*
Constant-currency Adjusted diluted earnings per share	$0.46	$0.32	43.8%
_____________
(1)Adjusted net income is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)We define constant-currency Adjusted net income margin as constant-currency Adjusted net income as a percentage of constant-currency net revenues.
* Not meaningful